Exhibit 4.2

Execution Version

BROADRIDGE FINANCIAL SOLUTIONS, INC.
(as Obligor)

and

U.S. BANK NATIONAL ASSOCIATION
(as Trustee)

Fifth Supplemental Indenture

Dated as of May 17, 2021

2.600% Senior Notes due 2031

THIS FIFTH SUPPLEMENTAL INDENTURE, between Broadridge Financial Solutions, Inc., a Delaware corporation (the “Obligor”), having its principal office at 5 Dakota Drive, Lake Success, New York 11042, and U.S. Bank National Association, as Trustee (the “Trustee”), is made and entered into as of this 17th day of May, 2021.

RECITALS OF THE OBLIGOR

WHEREAS, the Obligor and the Trustee executed and delivered an Indenture dated as of May 29, 2007 (the “Indenture”), to provide for the issuance by the Obligor from time to time of debt securities;

WHEREAS, capitalized terms used herein, not otherwise defined, shall have the same meanings given them in the Indenture;

WHEREAS, pursuant to a board resolution, the Obligor has authorized the issuance of $1,000,000,000 of its 2.600% Senior Notes due 2031 (the “Senior Notes”); and

WHEREAS, the Obligor desires to establish the terms of the Senior Notes in accordance with Section 2.01 of the Indenture;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1
Definitions.  For all purposes of this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Acquisition” means the acquisition by BR Holdings of Itiviti and its subsidiaries, on the terms and conditions contemplated in the Share Purchase Agreement.

“BR Holdings” means Broadridge Sweden Holdings AB, a company incorporated under the laws of Sweden, a wholly-owned subsidiary of the Obligor.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Obligor and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than the Obligor or one of its Subsidiaries; (2) the adoption of a plan relating to the Obligor’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Obligor or its Subsidiaries, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Obligor’s Voting Stock or other Voting Stock into which the Obligor’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) the Obligor consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into the Obligor, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Obligor or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of the Obligor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the arithmetic average of three Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Obligor obtains fewer than five Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such Redemption Date.

“Corporate Trust Office” means, the office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, NY 10005, except that with respect to the presentation of Notes for payment or registration of transfer or exchange and with respect to the location of the Security Register, such term shall mean the office or the agency of the Trustee in said city at which at any particular time its corporate agency business shall be conducted, which office at the date hereof is located at 333 Thornall Street, 4th Floor, Edison, NJ 08837.

“Fifth Supplemental Indenture” means this Fifth Supplemental Indenture, as amended or supplemented from time to time.

“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.

“Independent Investment Banker” means one of J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, or their respective successors, as may be appointed from time to time by the Obligor.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Obligor.

“Itiviti” means Itiviti Holding AB, a company incorporated under the laws of Sweden.

“Moody’s” means Moody’s Investors Service Inc., or any successor to the rating agency business thereof.

“Outside Date” means July 15, 2021.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P and Fitch ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available for reasons outside of the control of the Obligor, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Obligor (as certified by a resolution of the Board of Directors) as a replacement for such rating agency.

“Ratings Event” means the rating of the Senior Notes is lowered by at least two of the three Rating Agencies and the Senior Notes are rated below Investment Grade by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public notice of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, or their affiliates, and their respective successors and (2) one other primary U.S. Government securities dealer in New York City (a “primary treasury dealer”) selected by the Obligor and its successors; provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the Obligor shall substitute therefor another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Obligor, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Obligor by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Senior Note to be redeemed, the Remaining Scheduled Payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Senior Note, the amount of the next scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such Redemption Date.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Senior Notes” has the meaning assigned in the Recitals.

“Share Purchase Agreement” means that certain Share Purchase Agreement dated March 27, 2021, by and among the Obligor, BR Holdings, Cidron Delfi S.À R.L., Itiviti Invest V AB, Itiviti Intressenter AB and the individuals named therein, which such Share Purchase Agreement contemplates the acquisition of Itiviti and its subsidiaries by BR Holdings, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms.

“Special Mandatory Redemption Date” means the 20th day (or if such day is not a Business Day, the first Business Day thereafter) after the earliest to occur of (1) the Outside Date, if the Acquisition has not been consummated on or prior to the Outside Date, (2) the date of termination of the Share Purchase Agreement without consummation of the Acquisition, or (3) the date of public announcement by the Obligor that the Acquisition will not be consummated.

 “Treasury Rate” means, with respect to any Redemption Date, the arithmetic mean (rounded to the nearest 1/100th of a percentage point) of the yields for the immediately preceding full week published in the most recent Federal Reserve Statistical Release H.15 (or if such statistical release is no longer published, any such other reasonably comparable index published weekly by the Board of Governors of the Federal Reserve System) that has become publicly available prior to the date of determination and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Maturity of the Senior Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE II

TERMS OF THE NOTES

SECTION 2.1
Title.  The Senior Notes shall constitute a series of Notes having the title “2.600% Senior Notes due 2031” and shall be in the form attached as Exhibit A.

SECTION 2.2
Aggregate Principal Amount.  The aggregate principal amount of the Senior Notes that may be authenticated and delivered under this Fifth Supplemental Indenture shall be unlimited; provided that the Obligor complies with the provisions of this Fifth Supplemental Indenture.

SECTION 2.3
Maturity.  The entire outstanding principal amount of the Senior Notes shall be payable on May 1, 2031.

SECTION 2.4
Interest.  The Senior Notes shall accrue interest at a rate of 2.600% per year. Interest shall accrue on the Senior Notes from the most recent Interest Payment Date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the Issue Date of the Senior Notes), payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021. The Record Dates for payment of interest shall be April 15 and October 15 of each year.

SECTION 2.5
Place of Payment.  The place where the principal of (and premium, if any) and interest, if any, with respect to the Senior Notes shall be payable shall be the Corporate Trust Office.

SECTION 2.6
Optional Redemption.

(a)
If the Obligor elects to redeem the Senior Notes pursuant to the optional redemption provisions of Section 2.6(i), it shall furnish to the Trustee, at least 15 days but not more than 60 days before the Redemption Date, an Officer’s Certificate setting forth (1) the Redemption Date, and (2) the CUSIP and/or ISIN numbers of the Senior Notes.

(b)
If fewer than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Senior Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Senior Notes or any integral multiple thereof) of the principal amount of Senior Notes of a denomination larger than the minimum authorized denomination for the Senior Notes.

(c)
The Trustee shall promptly notify the Obligor in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

(d)
For all purposes of this Fifth Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal of such Senior Note which has been or is to be redeemed.

(e)
Notice of redemption to the Holders of Senior Notes to be redeemed as a whole or in part at the option of the Obligor shall be given by first-class mail, postage prepaid, mailed not fewer than 15 nor more than 60 days prior to the Redemption Date, to each such Holder at such Holder’s last address appearing in the Security Register. All notices of redemption shall state:

(i)
the Redemption Date;

(ii)
the Redemption Price, or if not then ascertainable, the manner of calculating the Redemption Price;

(iii)
if fewer than all Outstanding Senior Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Senior Notes to be redeemed from the Holder to whom the notice is given and that on and after the Redemption Date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued in accordance with Section 2.6(h);

(iv)
that on the Redemption Date the Redemption Price shall become due and payable upon each Senior Note called for redemption, and that interest, if any, thereon shall cease to accrue from and after said date;

(v)
the place where Senior Notes called for redemption are to be surrendered for payment of the Redemption Price, which shall be the office or agency maintained by the Obligor pursuant to Section 9.02 of the Indenture;

(vi)
the name and address of the Paying Agent;

(vii)
that the Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(viii)
the CUSIP and/or ISIN number, and that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Senior Notes.

Notice of redemption of Senior Notes shall be given by the Obligor or, at the Obligor’s request, by the Trustee in the name and at the expense of the Obligor.

(f)
On or prior to 10 a.m., New York City time, on any Redemption Date, the Obligor shall deposit with the Trustee or with a Paying Agent (or, if the Obligor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03 of the Indenture) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Senior Notes which are to be redeemed on that date.

(g)
Notice of redemption having been given as aforesaid, the Senior Notes (or portions thereof) so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price plus accrued and unpaid interest to the Redemption Date therein specified and from and after such date (unless the Obligor shall default in the payment of the Redemption Price) such Senior Notes shall cease to bear interest. Upon surrender of such Senior Notes for redemption in accordance with the notice, such Senior Notes shall be paid by the Obligor at the Redemption Price. Any installment of interest due and payable on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes registered as such on the relevant Record Date according to the terms and the provisions of Section 2.06 of the Indenture. If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor by the Senior Note.

(h)
Any Senior Note that is to be redeemed only in part shall be surrendered at the office or agency maintained by the Obligor pursuant to Section 9.02 of the Indenture (with, if the Obligor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Obligor and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing) and the Obligor shall execute and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge and at the expense of the Obligor, a new Senior Note or Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of such Senior Note so surrendered.

(i)
Prior to February 1, 2031 (three months prior to the Maturity Date of the Senior Notes) (the “Par Call Date”), the Obligor may redeem the Senior Notes at its option at any time in whole or in part upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the Senior Notes to be redeemed. If the Obligor elects to redeem the Senior Notes prior to the Par Call Date, it shall pay a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date:

(i)
100% of the aggregate principal amount of the Senior Notes to be redeemed on the Redemption Date; or

(ii)
the sum of the present values of the Remaining Scheduled Payments, as determined by the Obligor. In determining the present values of the Remaining Scheduled Payments the Obligor shall discount such payments to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 0.20%.

In addition, at any time and from time to time, on or after the Par Call Date, the Obligor may redeem the Senior Notes at its option, either in whole or in part, upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the Senior Notes to be redeemed, at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed on the redemption date, plus accrued and unpaid interest on such Senior Notes to, but excluding, the Redemption Date.

Any redemption pursuant to this Section 2.6(i) shall be made pursuant to the provisions of Section 2.6(a) through (h).

SECTION 2.7
Change of Control Repurchase.

(a)
If a Change of Control Repurchase Event occurs, unless the Obligor has redeemed the Senior Notes as set forth in Section 2.6 or Section 2.8, the Obligor shall be required to make an offer to each Holder of the Senior Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that Holder’s Senior Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Senior Notes repurchased plus any accrued and unpaid interest on the Senior Notes repurchased to, but not including, the date of repurchase.

(b)
Within 30 days following any Change of Control Repurchase Event or, at the option of the Obligor, prior to any Change of Control, but after the public announcement of the Change of Control, the Obligor shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Senior Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c)
The Obligor shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 2.7, the Obligor shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.7 by virtue of compliance with such securities laws or regulations.

(d)
On the repurchase date following a Change of Control Repurchase Event, the Obligor shall, to the extent lawful:

(i)
accept for payment all the Senior Notes or portions of the Senior Notes properly tendered pursuant to its offer;

(ii)
deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Senior Notes or portions of the Senior Notes properly tendered; and

(iii)
deliver or cause to be delivered to the Trustee the Senior Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Senior Notes being purchased by the Obligor.

(e)
The Paying Agent shall promptly mail to each Holder of Senior Notes properly tendered the purchase price for the Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of any Senior Notes surrendered.

(f)
The Obligor shall not be required to make an offer to repurchase the Senior Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Obligor and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

(g)
Should the Obligor choose to exercise its rights under Section 3.02 of the Indenture, it shall no longer be obligated to make an offer to repurchase the Senior Notes following a Change of Control Repurchase Event.

SECTION 2.8
Special Mandatory Redemption.

(a)
If (i) the Acquisition has not been consummated on or prior to the Outside Date, (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) the Obligor otherwise publicly announces that the Acquisition will not be consummated, then the Obligor will be required to redeem all outstanding Senior Notes on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Senior Notes plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date.

(b)
Notwithstanding this Section 2.8, installments of interest on the Senior Notes that are due and payable on the Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Record Dates in accordance with the terms of the Senior Notes and the Indenture, as supplemented by this Fifth Supplemental Indenture.

(c)
The Obligor will cause the notice of special mandatory redemption to be transmitted, with a copy to the Trustee, within five Business Days after the occurrence of the event triggering the special mandatory redemption to each Holder at its registered address.

(d)
The Obligor shall not be obligated to place the proceeds of the Senior Notes in escrow prior to the closing of the Acquisition or to provide a security interest in such proceeds to the Trustee, any Holder or any other Person. The outstanding Senior Notes will cease to bear interest on and after such Special Mandatory Redemption Date if:

(i)
the Obligor shall have deposited or caused to be deposited irrevocably with the Trustee or a Paying Agent, as trust funds, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Senior Notes, an amount of money, in cash in U.S. dollars sufficient, or in non-callable U.S. Government Obligations, the principal of and interest on which, when due, will be sufficient, or a combination thereof, sufficient, to pay the special mandatory redemption price of the outstanding Senior Notes to be redeemed on the Special Mandatory Redemption Date (plus accrued and unpaid interest thereon to, but not including, such date); and

(ii)
no Event of Default, or event which with notice or lapse of time would become an Event of Default with respect to the Senior Notes, shall have occurred and be continuing on the date of such deposit or, with respect to an Event of Default described in Section 4.01(6) of the Indenture, at any time prior to the Special Mandatory Redemption Date.

(e)
All funds deposited pursuant to Section 2.8(d)(i) shall be held and applied in accordance with Section 3.03 of the Indenture.

(f)
Upon the consummation of the Acquisition, this Section 2.8 will cease to apply.

SECTION 2.9
Issue Date.  The Issue Date of the Senior Notes is May 17, 2021.

8

SECTION 2.10
Issue Price.  The issue price of the Senior Notes is 99.957% of the aggregate principal amount of the Senior Notes.

SECTION 2.11
Definitive and Global Notes.  The Senior Notes are issuable in whole or in part in the form of Global Notes and the Depositary for such Global Notes shall be DTC.

SECTION 2.12
Denomination.  The Senior Notes shall be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.13
Defeasance and Discharge of Covenants upon Deposit of Moneys, U.S.  Government Obligations.

(a)
Sub-clause (b) of the first paragraph of Section 3.02 of the Indenture is hereby supplemented to add after “9.07” thereof:

“and Section 2.7 of the Fifth Supplemental Indenture”

(b)
The last sentence of the third to last paragraph of Section 3.02 of the Indenture is hereby supplemented to add to the end thereof:

“and the Obligor shall no longer be obligated to make an offer under Section 2.7 of the Fifth Supplemental Indenture upon the occurrence of a Change of Control.”

SECTION 2.14
Events of Default.

(a)
In addition to the Events of Default set forth in Section 4.01 of the Indenture, the Senior Notes shall include the following additional Event of Default designated as clause (8) of such Section, which shall be deemed an Event of Default under Section 4.01 of the Indenture:

“(8) a failure by the Obligor to repurchase Senior Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 2.7 of the Fifth Supplemental Indenture.”

(b)
Each of sub-clause (a) and (b) of Section 4.01(7) of the Indenture is hereby amended to delete the stricken text and to add the underlined text as set forth below:

“(7)  (a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of the Obligor (other than Indebtedness of the Obligor owing to any of its Subsidiaries) outstanding in an amount in excess of ~~$75 million~~$150 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of the Obligor (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of ~~$75 million~~$150 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 7(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.”

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SECTION 2.15
Limitation on Liens.  Section 9.06 of the Indenture shall be amended by:

(a)
adding the text “or clause (10) below” immediately after the text “clauses (1) and (2) above” in clause (3);

(b)
deleting clause (4) and substituting “[reserved]” therefor;

(c)
deleting clause (9)(i) and replacing it with “18% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien and”;

(d)
deleting clause (9)(ii) and replacing it with “$200 million.”; and

(e)
including the following additional exceptions designated as clauses (10) and (11) of such Section:

“(10) liens existing on the date of the Fifth Supplemental Indenture.”

“(11) liens for taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings and for which the Obligor or any Significant Subsidiary, as applicable, has maintained adequate reserves in accordance with GAAP.”

SECTION 2.16
Other Amendments to the Indenture.

(a)
Section 3.02(2) of the Indenture is hereby amended to replace the text “Section 4.04(6)” therein with the text “Section 4.01(6)”.

(b)
Section 8.01 of the Indenture shall be amended by including the following additional clause, designated as clause (12) of such Section:

“(12) to reflect the issuance of additional Notes as permitted by Section 2.01 and Section 2.02.”

(c)
Section 8.02 of the Indenture shall be amended by deleting clause (4) thereof and replacing it as follows:

“(4) reduce the Redemption Price or the repurchase price of any Senior Note, change the date on which any Senior Note is subject to redemption or repurchase or add redemption provisions to the Senior Notes;”

SECTION 2.17
Counterparts.  This Fifth Supplemental Indenture and the Senior Notes shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code of the State of New York (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature of this Fifth Supplemental Indenture or the Senior Notes shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

[Remainder of page intentionally left blank; Signatures follow]

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam Amsterdam
Name: Adam Amsterdam
Title: Vice President, General Counsel

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Annette M. Marsula
Name: Annette M. Marsula
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]

EXHIBIT A

Form of Senior Note

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 001	$500,000,000

2.600% Senior Notes due 2031

CUSIP No. 11133T AE3
ISIN No. US11133TAE38

BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on May 1, 2031.

Interest Payment Dates:  May 1 and November 1, beginning on November 1, 2021.

Record Dates:  April 15 and October 15.

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Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:
Name: Adam Amsterdam
Title: Vice President and General Counsel

Dated:  May 17, 2021

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of
the Senior Notes referred
to in the Fifth Supplemental Indenture.

By:
Authorized Signatory

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 [REVERSE SIDE OF NOTE]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $500,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

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2.600% Senior Notes due 2031

1.	Interest

BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Obligor”), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above. The Obligor shall pay interest semiannually on May 1 and November 1 of each year, beginning on November 1, 2021. The Record Dates for payment of interest shall be April 15 and October 15 of each year. Interest on this Senior Note shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 17, 2021 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Obligor shall pay interest on this Senior Note (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date. Holders must surrender this Senior Note to a Paying Agent to collect principal payments. Payments in respect of this Senior Note represented by a Global Note (including principal, premium, if any, and interest) shall be made in immediately available funds to DTC or its nominees, as the case may be, as the Holder of such Global Note. The Obligor shall make all payments in respect of any certificated Senior Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Obligor, payment of interest may be made by mailing a check to the registered address of each Holder thereof or, upon request of a Holder of at least $1,000,000 aggregate principal amount of Senior Notes, by wire transfer to an account located in the United States by the payee.

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Obligor may act as Paying Agent.

4.	Indenture

The Obligor issued this Senior Note under an Indenture dated as of May 29, 2007 (the “Base Indenture”), between the Obligor and the Trustee, as supplemented by the Fifth Supplemental Indenture, dated as of May 17, 2021 (the “Fifth Supplemental Indenture”; and the Base Indenture, as supplemented by the Fifth Supplemental Indenture, the “Indenture”). The terms of this Senior Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Senior Note is subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions. In the event of a conflict between any provision of this Senior Note and the Indenture, the Indenture shall govern such provision.

This Senior Note is a senior unsecured obligation of the Obligor of which an unlimited aggregate principal amount may be at any one time Outstanding. The Indenture imposes certain limitations on the ability of the Obligor and its Significant Subsidiaries to, among other things, create or incur Liens and enter into certain Sale-Leaseback Transactions. The Indenture also imposes limitations on the ability of the Obligor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.	Optional Redemption

Prior to February 1, 2031 (three months prior to the Maturity Date of the Senior Notes) (the “Par Call Date”), the Obligor may redeem this Senior Note at its option at any time in whole or in part upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the Senior Notes to be redeemed. If the Obligor elects to redeem this Senior Note, it will pay a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date:

•	100% of the aggregate principal amount of this Senior Note; or

•
the sum of the present values of the Remaining Scheduled Payments, as determined by the Obligor. In determining the present values of the Remaining Scheduled Payments the Obligor shall discount such payments to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 0.20%.

In addition, at any time and from time to time, on or after the Par Call Date, the Obligor may redeem the Senior Notes at its option, either in whole or in part, upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the Senior Notes to be redeemed, at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed on the Redemption Date, plus accrued and unpaid interest on such Senior Notes to, but excluding, the Redemption Date.

6.	Sinking Fund

This Senior Note is not subject to any sinking fund.

7.	Notice of Redemption

If the Obligor elects to redeem this Senior Note, it shall furnish the Trustee, at least 15 days but not more than 60 days before the Redemption Date, an Officer’s Certificate setting forth (1) the Redemption Date and (2) the CUSIP and/or ISIN numbers of this Senior Note.

Notice of redemption to the Holders of this Senior Note at the option of the Obligor shall be given by first-class mail, postage prepaid, mailed not fewer than 15 nor more than 60 days prior to the Redemption Date to each such Holder at such Holder’s last address appearing in the Senior Note Register.

8.	Repurchase of this Senior Note at the Option of Holders upon Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Obligor has redeemed this Senior Note as described in the Indenture, the Obligor will be required to make an offer to each Holder of this Senior Note to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of the applicable percentage of this Senior Note at a repurchase price in cash equal to 101% of the aggregate principal amount of such percentage of this Senior Note plus any accrued and unpaid interest on this Senior Note repurchased to, but not including, the date of repurchase, as provided in, and subject to the terms of, the Indenture.

9.	Special Mandatory Redemption

If (i) the Acquisition has not been consummated on or prior to the Outside Date, (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) the Obligor otherwise publicly announces that the Acquisition will not be consummated, then the Obligor will be required to redeem all outstanding Senior Notes on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Senior Notes plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date, as provided in, and subject to the terms of, the Indenture. Upon the consummation of the Acquisition, all special mandatory redemption provisions of the Senior Notes and the Indenture will cease to apply.
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10.	Denominations; Transfer; Exchange

Senior Notes may be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange this Senior Note in accordance with the Indenture. Upon any transfer or exchange, the Obligor and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Obligor need not register the transfer of or exchange this Senior Note if selected for redemption (except, in the event it will be redeemed in part, the portion not to be redeemed) or to transfer or exchange this Senior Note for a period of 15 days prior to a selection of Senior Notes to be redeemed.

11.	Persons Deemed Owners

With certain exceptions, the registered Holder of this Senior Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest, if any, remains unclaimed for two years, the Trustee shall pay the money back to the Obligor at its request. After any such payment, Holders entitled to the money must look to the Obligor for payment as unsecured general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions, the Obligor at any time may terminate some of or all its obligations under this Senior Note and the Indenture if the Obligor deposits with the Trustee U.S. dollars or non-callable U.S. Government Obligations for the payment of principal of, premium, if any, and interest on, this Senior Note to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended under certain circumstances with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes and (ii) certain defaults may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of the Holders of any Senior Notes, the Obligor and the Trustee may amend the Indenture: (i) to evidence the succession of another Person to the Obligor and the assumption by any such successor of the covenants of the Obligor under the Indenture and the Senior Notes; (ii) to add to the covenants of the Obligor for the benefit of Holders of the Senior Notes or to surrender any right or power conferred upon the Obligor; (iii) to add any additional events of default for the benefit of Holders of the Senior Notes; (iv) to add to or change any of the provisions of the Indenture as necessary to permit or facilitate the issuance of Senior Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Senior Notes in uncertificated form; (v) to secure the Senior Notes; (vi) to add or appoint a successor or separate Trustee; (vii) to cure any ambiguity, defect or inconsistency; (viii) to supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of Senior Notes; provided that the interests of the Holders of the Senior Notes are not adversely affected in any material respect; (ix) to make any other change that would not adversely affect the Holders of the Senior Notes; (x) to make any change necessary to comply with any requirement of the Commission in connection with the qualification of the Indenture or any supplemental Indenture under the TIA; (xi) to conform the Indenture to the section entitled “Description of Notes” in the prospectus supplement dated May 6, 2021 relating to the Senior Notes; and (xii) to reflect the issuance of additional Notes as permitted by Section 2.01 and Section 2.02 of the Indenture.

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15.	Defaults and Remedies

If any Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) with respect to this Senior Note occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes may declare the principal of all Outstanding Senior Notes, and the interest to the date of acceleration, if any, accrued thereon, to be immediately due and payable by notice in writing to the Obligor (and to the Trustee if given by Holders) specifying the Event of Default. If an Event of Default relating to a merger or certain events of bankruptcy, insolvency or reorganization of the Company occurs, then the principal amount of all the Senior Notes then Outstanding and interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Senior Notes, to the full extent permitted by applicable law.

Under certain circumstances, the Holders of a majority in principal amount of the Outstanding Senior Notes may rescind any such acceleration with respect to the Senior Notes and its consequences.

No Holder of this Senior Note may institute any action, unless and until: (i) such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes; (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (iii) such Holder or Holders has or have offered the Trustee such reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes.

16.	Trustee Dealings with the Obligor

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Senior Note and may otherwise deal with the Obligor with the same rights it would have if it were not Trustee.

17.	Authentication; Counterparts

This Senior Note shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code of the State of New York, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature of this Senior Note shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Senior Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

18.	Governing Law

THIS SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO RULES GOVERNING THE CONFLICTS OF LAW.

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19.	CUSIP and ISIN Numbers

The Obligor has caused CUSIP and ISIN numbers to be printed on this Senior Note and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Obligor shall furnish to any Holder of this Senior Note upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Senior Note.

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Form of Senior Note

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 002	$500,000,000

2.600% Senior Notes due 2031

CUSIP No. 11133T AE3
ISIN No. US11133TAE38

BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on May 1, 2031.

Interest Payment Dates:  May 1 and November 1, beginning on November 1, 2021.

Record Dates:  April 15 and October 15.

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:
Name: Adam Amsterdam
Title: Vice President and General Counsel

Dated:  May 17, 2021

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of
the Senior Notes referred
to in the Fifth Supplemental Indenture.

By:
Authorized Signatory

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[REVERSE SIDE OF NOTE]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $500,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

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2.600% Senior Notes due 2031

1.	Interest

BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Obligor”), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above. The Obligor shall pay interest semiannually on May 1 and November 1 of each year, beginning on November 1, 2021. The Record Dates for payment of interest shall be April 15 and October 15 of each year. Interest on this Senior Note shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from May 17, 2021 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Obligor shall pay interest on this Senior Note (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date. Holders must surrender this Senior Note to a Paying Agent to collect principal payments. Payments in respect of this Senior Note represented by a Global Note (including principal, premium, if any, and interest) shall be made in immediately available funds to DTC or its nominees, as the case may be, as the Holder of such Global Note. The Obligor shall make all payments in respect of any certificated Senior Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Obligor, payment of interest may be made by mailing a check to the registered address of each Holder thereof or, upon request of a Holder of at least $1,000,000 aggregate principal amount of Senior Notes, by wire transfer to an account located in the United States by the payee.

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Obligor may act as Paying Agent.

4.	Indenture

The Obligor issued this Senior Note under an Indenture dated as of May 29, 2007 (the “Base Indenture”), between the Obligor and the Trustee, as supplemented by the Fifth Supplemental Indenture, dated as of May 17, 2021 (the “Fifth Supplemental Indenture”; and the Base Indenture, as supplemented by the Fifth Supplemental Indenture, the “Indenture”). The terms of this Senior Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Senior Note is subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions. In the event of a conflict between any provision of this Senior Note and the Indenture, the Indenture shall govern such provision.

This Senior Note is a senior unsecured obligation of the Obligor of which an unlimited aggregate principal amount may be at any one time Outstanding. The Indenture imposes certain limitations on the ability of the Obligor and its Significant Subsidiaries to, among other things, create or incur Liens and enter into certain Sale-Leaseback Transactions. The Indenture also imposes limitations on the ability of the Obligor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.	Optional Redemption

Prior to February 1, 2031 (three months prior to the Maturity Date of the Senior Notes) (the “Par Call Date”), the Obligor may redeem this Senior Note at its option at any time in whole or in part upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the Senior Notes to be redeemed. If the Obligor elects to redeem this Senior Note, it will pay a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date:

•	100% of the aggregate principal amount of this Senior Note; or

•
the sum of the present values of the Remaining Scheduled Payments, as determined by the Obligor. In determining the present values of the Remaining Scheduled Payments the Obligor shall discount such payments to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 0.20%.

In addition, at any time and from time to time, on or after the Par Call Date, the Obligor may redeem the Senior Notes at its option, either in whole or in part, upon at least 15 days, but not more than 60 days, prior notice given by mail to the registered address of each Holder of the Senior Notes to be redeemed, at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed on the Redemption Date, plus accrued and unpaid interest on such Senior Notes to, but excluding, the Redemption Date.

6.	Sinking Fund

This Senior Note is not subject to any sinking fund.

7.	Notice of Redemption

If the Obligor elects to redeem this Senior Note, it shall furnish the Trustee, at least 15 days but not more than 60 days before the Redemption Date, an Officer’s Certificate setting forth (1) the Redemption Date and (2) the CUSIP and/or ISIN numbers of this Senior Note.

Notice of redemption to the Holders of this Senior Note at the option of the Obligor shall be given by first-class mail, postage prepaid, mailed not fewer than 15 nor more than 60 days prior to the Redemption Date to each such Holder at such Holder’s last address appearing in the Senior Note Register.

8.	Repurchase of this Senior Note at the Option of Holders upon Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Obligor has redeemed this Senior Note as described in the Indenture, the Obligor will be required to make an offer to each Holder of this Senior Note to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of the applicable percentage of this Senior Note at a repurchase price in cash equal to 101% of the aggregate principal amount of such percentage of this Senior Note plus any accrued and unpaid interest on this Senior Note repurchased to, but not including, the date of repurchase, as provided in, and subject to the terms of, the Indenture.

9.	Special Mandatory Redemption

If (i) the Acquisition has not been consummated on or prior to the Outside Date, (ii) prior to the Outside Date, the Share Purchase Agreement is terminated without consummation of the Acquisition, or (iii) the Obligor otherwise publicly announces that the Acquisition will not be consummated, then the Obligor will be required to redeem all outstanding Senior Notes on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Senior Notes plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date, as provided in, and subject to the terms of, the Indenture. Upon the consummation of the Acquisition, all special mandatory redemption provisions of the Senior Notes and the Indenture will cease to apply.

10.	Denominations; Transfer; Exchange

Senior Notes may be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange this Senior Note in accordance with the Indenture. Upon any transfer or exchange, the Obligor and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Obligor need not register the transfer of or exchange this Senior Note if selected for redemption (except, in the event it will be redeemed in part, the portion not to be redeemed) or to transfer or exchange this Senior Note for a period of 15 days prior to a selection of Senior Notes to be redeemed.

11.	Persons Deemed Owners

With certain exceptions, the registered Holder of this Senior Note may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest, if any, remains unclaimed for two years, the Trustee shall pay the money back to the Obligor at its request. After any such payment, Holders entitled to the money must look to the Obligor for payment as unsecured general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions, the Obligor at any time may terminate some of or all its obligations under this Senior Note and the Indenture if the Obligor deposits with the Trustee U.S. dollars or non-callable U.S. Government Obligations for the payment of principal of, premium, if any, and interest on, this Senior Note to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended under certain circumstances with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes and (ii) certain defaults may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of the Holders of any Senior Notes, the Obligor and the Trustee may amend the Indenture: (i) to evidence the succession of another Person to the Obligor and the assumption by any such successor of the covenants of the Obligor under the Indenture and the Senior Notes; (ii) to add to the covenants of the Obligor for the benefit of Holders of the Senior Notes or to surrender any right or power conferred upon the Obligor; (iii) to add any additional events of default for the benefit of Holders of the Senior Notes; (iv) to add to or change any of the provisions of the Indenture as necessary to permit or facilitate the issuance of Senior Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Senior Notes in uncertificated form; (v) to secure the Senior Notes; (vi) to add or appoint a successor or separate Trustee; (vii) to cure any ambiguity, defect or inconsistency; (viii) to supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of Senior Notes; provided that the interests of the Holders of the Senior Notes are not adversely affected in any material respect; (ix) to make any other change that would not adversely affect the Holders of the Senior Notes; (x) to make any change necessary to comply with any requirement of the Commission in connection with the qualification of the Indenture or any supplemental Indenture under the TIA; (xi) to conform the Indenture to the section entitled “Description of Notes” in the prospectus supplement dated May 6, 2021 relating to the Senior Notes; and (xii) to reflect the issuance of additional Notes as permitted by Section 2.01 and Section 2.02 of the Indenture.

15.	Defaults and Remedies

If any Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) with respect to this Senior Note occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes may declare the principal of all Outstanding Senior Notes, and the interest to the date of acceleration, if any, accrued thereon, to be immediately due and payable by notice in writing to the Obligor (and to the Trustee if given by Holders) specifying the Event of Default. If an Event of Default relating to a merger or certain events of bankruptcy, insolvency or reorganization of the Company occurs, then the principal amount of all the Senior Notes then Outstanding and interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Senior Notes, to the full extent permitted by applicable law.

Under certain circumstances, the Holders of a majority in principal amount of the Outstanding Senior Notes may rescind any such acceleration with respect to the Senior Notes and its consequences.

No Holder of this Senior Note may institute any action, unless and until: (i) such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes; (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (iii) such Holder or Holders has or have offered the Trustee such reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and (v) no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes.

16.	Trustee Dealings with the Obligor

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Senior Note and may otherwise deal with the Obligor with the same rights it would have if it were not Trustee.

17.	Authentication; Counterparts

This Senior Note shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code of the State of New York, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature of this Senior Note shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Senior Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.

18.	Governing Law

THIS SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO RULES GOVERNING THE CONFLICTS OF LAW.

19.	CUSIP and ISIN Numbers

The Obligor has caused CUSIP and ISIN numbers to be printed on this Senior Note and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Obligor shall furnish to any Holder of this Senior Note upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Senior Note.